UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 16, 2022

Date of Report

(Date of Earliest Event Reported)

BELL BUCKLE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	333-81520	98-0361568
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

5660 Strand Ct

Naples, FL 34110

(Address of principal executive offices)

(925) 783-5693

Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on or about June 16, 2022, Richard A. Hart was appointed to the Company’s Board of Directors. Mr. Hart graduated with degrees in Economics & Marketing from University of Pennsylvania and founded Jump Start Sports in 2002. He has served as its Executive Director since inception and will continue to run both day to day operations and oversee its expansion into the franchising markets. Also effective on or about June 16, 2022, Lori A. Hart, Mr. Hart’s wife, was appointed Chief Operating Officer of Bell Buckle Holdings, Inc. Mrs. Hart graduated from Ohio University with a business degree, spent many years as a corporate consultant for Ernst & Young and has been Jump Start Sports Director of Business Administration since its founding.

Item 8.01Other Events

The Company completed a merger with Jump Start Sports in June, 2022.

Jump Start Sports provides recreational sports programs for children in an environment that is more focused on fun and learning than on competition. They offer summer camps, preschool sports programs, recreational sports leagues, and after-school programs that teach fundamentals, sportsmanship, and teamwork. Jump Start Sports programs are creative, age appropriate and considerate of the needs and time constraints of the whole family.

Every year, over 15,000 children across more than 100 cities, rec centers and school districts in 6 states participate in Jump Start Sports programs. Classes and camps are provided on a 5 “season” schedule - fall, late fall, winter, spring and summer.

The franchise program already underway seeks to expand this reach nationwide by offering qualified franchisees the opportunity to expose all children to the benefits of participation in sports, which enhances their physical, emotional, psychological, and social development.

Enrollment for the 2022 summer season is already nearly 10,000 kids. Year to date for Y 2022, Revenue is $949,325, generating a Profit of $564,954. For Q2 Y 2022, Revenue was $477,435, generating a Profit of $295,056. Bell Buckle Holdings will file its Q2 disclosure(s) on OTC Markets in a timely manner.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Buckle Holdings, Inc., a Florida corporation

Date: July 11, 2022

/s/ Robert Clegg
Name: Robert Clegg
Title: CEO